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                                                                      EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                             RE:    Rhone-Poulenc Rorer Inc.
                                    Quarterly Report on Form 10-Q


We are aware that our report dated July 17, 1997, on our review of interim financial information of Rhone-Poulenc Rorer Inc. ("the Company"), for the period ended June 30, 1997, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of the Company on Form S-3 (Registration No. 33-58229, Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754, Registration No. 33-15671, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-18707, Registration No. 33-18701, Registration No. 33-18703, Registration No. 33-18705, Registration No. 33-58998, Registration No. 33-24537 and Registration No. 33-21902). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                /s/ COOPERS & LYBRAND L.L.P.
                                -----------------------------------
                                    Coopers & Lybrand L.L.P.



Philadelphia, Pennsylvania
August 6, 1997